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                 SECURITIES AND EXCHANGE COMMISSION

                       Washington D.C. 20549



                             FORM 8-K

                          CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934




Date of Report                                     October 20, 1998
(Date of earliest event reported)





                   KIMBALL INTERNATIONAL, INC.
      (Exact name of registrant as specified in its charter)





                          INDIANA
      (State or other jurisdiction of incorporation)

        0-3279                            35-0514506
(Commission File Number)     (IRS Employee Identification Number)

   1600 Royal Street, Jasper, Indiana               47549-1001
(Address of principal executive offices)            (Zip Code)


Registrants telephone number, including area code: (812) 482-1600


                         Not Applicable
(Former name or former address, if changed since last report)



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ITEM 5.  Other Events

The Registrant issued the following press release on October 20, 1998:


                         KIMBALL INTERNATIONAL HOLDS
                        ANNUAL MEETING OF SHARE OWNERS

JASPER, IN. (October 20, 1998) -- At their 1998 annual meeting held today, Share Owners of Kimball International, Inc. (NASDAQ: KBALB) overwhelmingly elected all twelve nominees to the Board of Directors. The following Board members were re-elected to serve a one-year term: Douglas A. Habig, Thomas L. Habig, James C. Thyen, John B. Habig, Ronald J. Thyen, John T. Thyen, Gary P. Critser, Brian K. Habig, Dr. Jack R. Wentworth, Christine M. Vujovich, Alan B. Graf, Jr. and Polly B. Kawalek.


Kimball is a diversified manufacturer of consumer durable goods, including office, residential, hospitality and healthcare furniture, sold under the Company's family of brand names. Kimball is a major supplier of electronic assemblies on an original equipment manufacturer (OEM) basis. It makes other OEM products such as TV cabinets and stands, audio speaker systems, home furniture and pool tables. It also produces plywood, dimension stock and other lumber products.

The text of this morning's reports and visual presentations made by Chairman and Chief Executive Officer Douglas A. Habig and Chief Financial Officer Robert F. Schneider can be found on Kimball's web site on the Internet at www.kimball.com.







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                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Kimball International, Inc.



                                  By:  Robert F. Schneider
                                       ROBERT F. SCHNEIDER
                                       Executive Vice President,
                                       Chief Financial Officer,
                                       Assistant Treasurer


Date: October 21, 1998